INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC.
SCHEDULE OF DISCRETIONARY OR NONRECURRING ITEMS
 INCLUDED IN THE STATE OF OPERATIONS
FOR THE FIVE YEARS ENDED SEPTEMBER 30, 1997.


                                 1993           1994          1995         1996          1997
                                 ----           ----          ----         ----          ----
1    DISTRIBUTION FORM
     MUTUAL FUND INVESTMENTS   3,218,777     3,272,036     3,616,571     3,216,870     4,749,604

2    STATE INCOME TAX REFUNDS       -             -             -             -          156,548